Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements on Form S-8 (File Nos. 333-62297 and 333-110302) pertaining to the Scholastic Corporation 1997 Outside Director's Stock Option Plan

(2)	Registration Statement on Form S-8 (File No. 333-65757) pertaining to the Scholastic Corporation 1995 Stock Option Plan

(3)	Registration Statements on Form S-8 (File Nos. 333-68181, 333-159589 and 333-110301) pertaining to the Scholastic Corporation Employee Stock Purchase Plan

(4)	Registration Statements on Form S-8 (File Nos. 33-48655, 33-69058 and 33-91090) pertaining to the Scholastic Corporation 401(k) Savings and Retirement Plan

(5)	Registration Statements on Form S-8 (File Nos. 333-68185 and 333-178243) pertaining to the Scholastic Corporation Management Stock Purchase Plan

(6)	Registration Statements on Form S-8 (File Nos. 333-77010 and 333-148599) pertaining to the Scholastic Corporation 2001 Stock Incentive Plan

(7)	Registration Statement on Form S-8 (File No. 333-148600) pertaining to the Scholastic Corporation 2007 Outside Directors Stock Incentive Plan, and

(8)	Registration Statements on Form S-8 (File Nos. 333-178246 and 333-200539) pertaining to the Scholastic Corporation 2011 Stock Incentive Plan

of our reports dated July 29, 2015, with respect to the consolidated financial statements and schedule of Scholastic Corporation, and the effectiveness of internal control over financial reporting of Scholastic Corporation, included in this Annual Report (Form 10-K) for the year ended May 31, 2015.

/s/ Ernst & Young LLP

New York, New York
July 29, 2015